As filed with the Securities and Exchange Commission on February 11, 2019

Registration Nos. 333-146340

333-172619

333-183053

333-187224

333-209665

333-226454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-146340

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-172619

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-183053

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-187224

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333-209665

Post-Effective Amendment No. 2 to Form S-8, Registration Statement No. 333-226454

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

athenahealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3387530
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

311 Arsenal Street

Watertown, Massachusetts 02472

(617) 402-1000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2000 Stock Option and Incentive Plan

2007 Stock Option and Incentive Plan

2007 Employee Stock Purchase Plan

2007 Stock Option and Incentive Plan, as amended and restated

2007 Employee Stock Purchase Plan as amended and restated

Epocrates, Inc. 1999 Stock Option Plan, as amended

Epocrates, Inc. 2008 Equity Incentive Plan, as amended

Epocrates, Inc. 2010 Equity Incentive Plan, as amended

athenahealth, Inc. 2007 Employee Stock Purchase Plan as amended and restated

(Full titles of plans)

Jessica H. Collins

Senior Vice President, General Counsel and Secretary

athenahealth, Inc.

311 Arsenal Street

Watertown, MA 02472

(617) 402-1000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Aiello

Sachin Kohli

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

athenahealth, Inc., a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission (the “SEC”) these post-effective amendments (the “Post-Effective Amendments”) to deregister the shares of common stock, par value $0.01 per share, of the Registrant (the “Shares”), previously registered under the following Registration Statements on Form S-8 (each a “Registration Statement”, and collectively, the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•

Registration Statement No. 333-146340, filed on September 27, 2007, relating to the 2000 Stock Option and Incentive Plan, the 2007 Stock Option and Incentive Plan and the 2007 Employee Stock Purchase Plan;

•	Registration Statement No. 333-172619, filed on March 4, 2011, relating to the 2007 Stock Option and Incentive Plan;

•	Registration Statement No. 333-183053, filed on August 3, 2012, relating to the 2007 Stock Option and Incentive Plan, as amended and restated;

•

Registration Statement No. 333-187224, filed on March 3, 2013, relating to the Epocrates, Inc. 1999 Stock Option Plan, as amended, the Epocrates, Inc. 2008 Equity Incentive Plan, as amended and the Epocrates, Inc. 2010 Equity Incentive Plan, as amended ;

•

Registration Statement No. 333-209665, filed on February 23, 2016, relating to the 2007 Stock Option and Incentive Plan, as amended and restated and the Epocrates, Inc. 2010 Equity Incentive Plan, as amended; and

•	Registration Statement No. 333-226454, filed on July 31, 2018, as amended on August 13, 2018, relating to the 2007 Employee Stock Purchase Plan as amended and restated.

On February 11, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2018, by and among May Holding Corp. (“Parent”), May Merger Sub Inc., a wholly owned subsidiary of Parent, and the Registrant, May Merger Sub Inc. merged with and into the Registrant (the “Merger”), and the Registrant became a wholly owned subsidiary of Parent. As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, State of Massachusetts, on February 11, 2019.

ATHENAHEALTH, INC.

By:	/s/ Marc Levine
Name: Marc Levine Title: Principal Executive Officer and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.